NOTE: CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREMENT HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

THIRD PARTY LOGISTICS & PURCHASE AGREEMENT

THIS THIRD PARTY LOGISTICS AND PURCHASE AGREEMENT (“Agreement”) entered into as of November 22, 2006 by and between BRINK’S HOME SECURITY, INC. (“Brink’s”) and UNIVERSAL POWER GROUP, INC. (“UPG”) by which UPG will provide third party logistics services to Brink’s including, but not limited to, assembling, shipping, storing, procuring and other related services. UPG will also coordinate battery recycling services to Brink’s. The following terms and conditions apply:

1.
Services, Battery and Transformer Purchases and Warranties: (a) As requested by Brink’s, UPG shall procure components for residential and/or commercial alarm systems including tools and supplies necessary for installation (“Alarm System Components”) from manufacturers specified by Brink’s, who have existing contracts with Brink’s. UPG shall also procure packing, and other related materials, and shall store such Alarm System Components and materials in UPG’s distribution centers. UPG shall assemble kits of the following components: control panel; battery; transformer; RJ block; speaker; motion sensor (in certain cases); and instruction materials (“Kits”). Specific brands and models of components that should be included in the Kits will be specified by Brink’s. UPG shall ship Kits to destinations specified by Brink’s. If Brink’s changes the equipment, or the configuration of the equipment, in the Kits and thus causes UPG’s supply of existing packaging (box and partitions) to be unusable, Brink’s shall reimburse UPG for the cost of the unusable packaging that cannot be returned or reimbursed. UPG shall also store, ship and procure other additional Alarm System Components, that are not products included in Kits, from manufacturers specified by Brink’s, who have existing contracts and pricing arrangements with Brink’s.

(b) Brink’s may also purchase from UPG batteries, transformers, and other Kit components from manufacturers of UPG’s choice that are produced to Brink’s specifications.

(c)    For batteries and transformers not included in a Kit, UPG warrants that those products will be in conformance with the specifications provided to and by Brink’s, and that its products will be free from material and workmanship defects and other product warranties including, without limitation, the warranties described in Exhibit A, attached hereto. Other terms of purchase are also specified in Exhibit A.

(d)    In consideration of Brink’s obligations under this Agreement, UPG will coordinate battery recycling services to Brink’s for the duration of this Agreement, in accordance with Exhibit B, attached hereto, at no additional charge.

2.
Authority. Except as expressly set forth in this Agreement, UPG shall have no authority to enter into contracts, or other commitments, with other persons, companies, corporations or entities on Brink’s behalf, and shall not be permitted to represent or bind Brink’s in any way.

3.
Fees. (a) For Kits shipped to Brink’s locations, Brink’s agrees to pay UPG as specified in Exhibit C (a). Applicable sales tax, if any, shall be added to invoices, unless Brink’s provides UPG a valid sales tax exemption certificate applicable to purchases.

(b)    Brink’s may periodically, at Brink’s option, request that UPG procure additional Alarm System Components that Brink’s has sourced from the same or additional manufacturers. In that event, UPG’ shall be compensated as set forth in Exhibit C(b).

(c)    Brink’s has established an authorized dealer program that requires authorized dealers to purchase approved Kits and Alarm System Components from UPG. Brink’s authorized dealers are solely responsible for setting up an account and credit terms with UPG. UPG agrees that

NOTE: CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREMENT HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

warehousing and other charges to Brink’s authorized dealers will not exceed the amounts as specified in Exhibit C(c). Brink’s may purchase equipment directly from UPG for Brink’s authorized dealers. If Brink’s exercises this option, Brink’s will pay UPG the amounts described in Exhibit C(c).

(d)    In the event that Brink’s purchases products directly from a manufacturer, and such products are shipped to UPG for handling and distribution, UPG may charge Brink’s the shipping and handling fees described in Exhibit C(b). Brink’s shall provide UPG with product cost information for this purpose.

(e)    For items ordered by UPG and drop-shipped directly to a destination specified by Brink’s (other than UPG’s distribution centers), Brink’s shall pay UPG the amounts for these items, as specified in Exhibit C(d).

(f)    Immediately after UPG receives notification from a manufacturer of its effective date of any price changes for Alarm System Components, UPG will notify Brink’s of the manufacturer’s price changes and the effective date. Brink’s agrees to provide UPG with price change approvals prior to the effective date of manufacturer’s price change so that UPG may procure products timely. UPG will charge Brink’s the new price thirty (30) days after the manufacturer's effective date. UPG shall not procure products at new prices without Brink’s approval and instructions.

(g)    Brink’s may also purchase from UPG products that are manufactured by manufacturers of UPG’s choice and who have existing contracts with UPG. Products will be packaged by UPG as a normal distribution product. Brink’s shall pay UPG the amounts as specified in Exhibit C(e).

4.
Freight & Fuel Surcharges. Brink’s agrees to pay UPG an index-based fuel surcharge that is adjusted quarterly. Changes to the fuel surcharge will be effective immediately on the first Monday of each calendar quarter. UPG will provide written notice to Brink’s two weeks prior to the effective date of the fuel surcharge adjustment for approval. The surcharge will be calculated as specified in Exhibit C(f).

5.
Payment. UPG shall provide weekly invoices to Brink’s. Brink’s shall pay UPG within thirty (30) days from the receipt of UPG’s invoice. Each UPG invoice will separately list in detail the: actual cost to Brink’s for products obtained; shipping charges; warehousing and other handling charges; and fuel surcharges.

6.
Purchase Orders. (a) Brink’s shall submit to UPG, at intervals of Brink’s choice, requests for UPG to procure Alarm System Components and related materials from manufacturers specified by Brink’s. UPG, as promptly as practical after receipt of such requests, shall submit purchase orders to manufacturers for materials specified by Brink’s and shall diligently expedite such purchase orders (subject always to availability of product from the specified manufacturer) with a view towards maintaining adequate inventory.

(b)    For critical custom products not available from other sources (e.g., Honeywell Series 4000 control panels and motherboards, compatible Honeywell keypads, receivers, fob kits, radios, telephone control modules, zone expanders, and System Sensor model 2112ATL/2112ATLA smoke detectors), UPG agrees to exercise additional diligence in maintaining adequate inventory.

7.
Shipments. Within 24 hours after Brink’s places an order with UPG, UPG shall ship Kits, Alarm System Components and related materials to Brink’s branch office, dealer office or final user specified in Brink’s instructions within the continental United States. If for any reason material orders do not ship within 48 hours, backorders will be immediately reported to Brink’s. All surface shipping and handling costs to any branch office, dealer or final user in the continental United

NOTE: CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREMENT HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

States shall be at UPG’s sole expense; however, if Brink’s requests shipment by air freight or to a destination outside the 48 states, UPG shall prepay such air freight or other shipping charge and Brink’s shall reimburse UPG for the actual charges incurred. UPG shall endeavor to assure that all Alarm System Components and related materials shipped by UPG are delivered as promptly as possible in a reasonable amount of time so as not to disrupt Brink’s operations. Any time UPG is scheduled to not ship product for an entire day or more, such as when UPG performs periodic physical inventory counts, a ten (10) day notice must be provided to Brink’s.

8.
Manufacturers’ Warranties. Brink’s shall be the beneficiary of all manufacturers’ warranties. UPG shall take such reasonable steps (excluding institution of litigation) to enforce the terms of all manufacturers’ warranties with respect to the Alarm System Components and related materials, including but not limited to, returning defective items for repair or replacement. UPG, AS A PROVIDER OF WAREHOUSING AND SHIPPING SERVICES AND AS A WHOLESALE DISTRIBUTOR, MAKES NO WARRANTIES OF ITS OWN, EITHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OF THESE PRODUCTS NOT MANUFACTURED BY UPG, AND SHALL NOT BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES. UPG WILL EXTEND WARRANTIES ON ITEMS MANUFACTURED BY UPG AND UPG VENDORS PER RESPECTIVE PRODUCT WARRANTIES.

9.
Risk of Loss. Risk of loss on all Alarm System Components, Kits and other products and related materials purchased, stored, assembled, and shipped by UPG under this Agreement shall remain with UPG until such Alarm System Components, Kits and other products and related materials are delivered to Brink’s branch office, dealer office or the end user as instructed by Brink’s.

10.
Returns. In the event of a return authorized by Brink’s and subject to an equipment or material return authorization issued by UPG, Brink’s shall pay UPG for any restock charge imposed by the manufacturer of the product. UPG shall provide Brink’s branches with credits upon receipt of credits from the manufacturer. At UPG’s discretion, UPG may provide authorized dealers with immediate credit for returns of equipment or material to the manufacturer. If reconciliation is required upon receipt by the manufacturer, UPG will invoice Brink’s or the authorized dealer in full or for the difference, as the case may be.

11.	Effective Date, Term and Termination.

(a)    This Agreement shall become effective as of November 22, 2006, and shall continue for an initial term of 24 months. At the end of the initial term, this Agreement will renew for successive one year renewal terms, unless cancelled in writing by either party without cause at least 120 days before the end of the initial term or any renewal term. This Agreement may be terminated by Brink’s as specified in Exhibit C(g). This Agreement supersedes any and all prior agreements between the parties.

(b)    In the event that either party commits a Default under this Agreement, the non-defaulting party shall give written notice of the Default to the defaulting party. If the defaulting party does not cure such default within seven business days, or if there is a subsequent Default of the same nature within a 6-month period of each other, then the non-defaulting party shall have the right to terminate this Agreement by giving ten days written notice. With respect to UPG, the term “Default” means a failure to meet a material shipping or warehousing obligation under this Agreement. With respect to Brink’s, the term “Default” means a failure to meet a material payment obligation under this Agreement. With respect to both parties, an occurrence shall not be considered a Default if it is caused by an event or condition beyond the party’s reasonable control, including Acts of God, war and terrorist attacks or threats. Provided, however, upon early termination, Brink’s will purchase from UPG any and all remaining inventory procured by UPG pursuant to this Agreement (including inventory in transit) and pay any applicable cancellation fees of the manufacturer.

NOTE: CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREMENT HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

BRINK’S HOME SECURITY, INC.

By:

Stephen Yevich
SVP and CFO

Date:

UNIVERSAL POWER GROUP, INC.

By:		By:

	Randy Hardin		Mimi Tan
	President & CEO		VP Business Development & Marketing

Date:		Date:

NOTE: CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREMENT HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

EXHIBIT A

Terms and Conditions for UPG Battery and Transformer Purchases

As stated in Section 1 of this Agreement, Brink’s may purchase from UPG the UPG 1245 (12v-4.5AH) battery and the 3-Prong 16.5V -40Va transformer (“UPG Products”) at the prices listed in Exhibit C in the quantities determined by Brink’s. The purchase of such batteries and transformers is subject to the following additional terms and conditions.

1.	U.L. Listing. UPG shall maintain an Underwriters Laboratories (“U.L.”) listing on the UPG transformers purchased under this Agreement.

2.	Compliance. UPG shall comply with all environmental and other laws in connection with the manufacture and delivery of the UPG Products.

3.
Indemnity. UPG agrees to defend, indemnify and hold harmless Brink’s from and against all damages and costs arising out of any action for infringement of any United States patent, copyright or trade secret by the UPG Products. Brink’s shall give UPG prompt written notice of any action, claim or threat of infringement suit either oral or written. Brink’s shall give UPG opportunity to elect to take over, settle or defend any such claim, action or suit through counsel of UPG’s own choice and under its sole direction. Brink’s will make available to UPG all defenses against any such claim, action, suit or proceeding known to Brink’s. Brink’s may, at its own option, continue to use the product, request that UPG replace the product with a non-infringing product of equal quality, modify the product to be non-infringing or demand a full refund of the purchase price of the product from UPG.

UPG shall defend, indemnify and hold harmless Brink’s from any and all damages caused directly by any defect in a UPG Product, including without limitation failure of the product to comply with environmental or other laws. UPG shall have the option to take over, settle or defend such action, claim or suit through counsel of its own choice.

4.
Warranty. UPG warrants that the UPG Products will conform to the most recent documented specifications, drawings, samples or other descriptions provided to Brink’s and will be free from defects in materials and workmanship for a period of two years on batteries and one year on transformers. UPG agrees that this warranty will survive acceptance of the UPG Products and shall run to Brink’s, its successors, assigns, subsidiaries, divisions, affiliates and purchasers. In no event shall UPG be liable for consequential damages, such as loss of profits under this Warranty.

5.
Insurance. With respect to liability resulting from any alleged failure of the UPG Products, UPG agrees to furnish Brink’s with a Broad Form Vendors endorsement to its product liability insurance policy extending coverage to Brink’s subject to the terms of the endorsement within thirty (30) days of the date UPG signs this Agreement. UPG further agrees to furnish Brink’s, within thirty days of signing this Agreement, a Comprehensive General Liability (including product liability, contractual liability and completed operations) Certificate of Insurance showing limits of $2,000,000, naming Brink’s as an additional insured and providing thirty (30) days written notice of cancellation or material change in the policy.

NOTE: CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREMENT HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

EXHIBIT B

Universal Power Group (“UPG”)
Battery Recycling Program
(Lead Acid Batteries)

1.	Brink’s shall fax the “Pick-Up Request” to UPG at (469) 892-1123.

2.	Within 24-hours, UPG will contact an authorized person or entity to remove and drop-off (“hauler”) hazardous material as close as possible to the pick-up location.

3.	The authorized hauler must contact Brink’s, within 24-hours, to schedule the pick-up. Typically the pick-up will occur within one week.

4.	The minimum pick-up is 200 lbs.

5.	The authorized hauler will be responsible for taking used batteries to an EPA authorized smelter and will send the proper documentation (as required by law) to UPG.

6.	If UPG cannot locate a hazardous material hauler in a particular area, UPG will immediately notify Brinks of such failure to locate a hauler.

NOTE: CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREMENT HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

EXHIBIT C

Fees and Volume Commitments

(a) Pricing for Kits: [*]

(b) Pricing for additional Alarm System Components or other items from the same or additional manufacturers: [*]

(c) Pricing for Brink’s authorized dealers: [*]

(d) Pricing for items ordered by UPG and drop-shipped directly to a destination specified by Brink’s (other than UPG’s distribution centers): [*]

(e) Pricing for products from manufacturers of UPG’s choice with whom UPG has negotiated contracts: [*]

(f) Calculation of index-based fuel surcharge: [*]

(g) This Agreement may be terminated by Brink’s for any reason by giving 120 days prior written notice. Provided, however, upon such early termination, Brink’s will purchase from UPG any and all remaining inventory procured by UPG pursuant to this Agreement (including inventory in transit and obsolete inventory) and pay any applicable cancellation fees imposed on UPG by the manufacturer.

* Confidential Information omitted and filed separately with the Securities and Exchange Commission.